EXHIBIT 4.8
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                                CDKNET.COM, INC.

                   2004 STOCK OPTION AND RESTRICTED STOCK PLAN


1.   Establishment and Purpose:

     (A) Establishment. The CDKnet.com, Inc. 2004 Stock Option and Restricted Stock Plan (the "Plan") is hereby adopted. All options granted under the Plan are Nonqualified Stock Options. All capitalized undefined terms shall have the meanings ascribed to them in section 2 hereof.

     (B) Purpose. The Plan has been established by CDKnet.com, Inc. (the "Company") to: (i) attract, retain and motivate Employees, Directors, and Consultants eligible to participate in the Plan; (ii) provide incentive compensation opportunities to Employees, Directors, and Consultants that are competitive with those of other similar companies; (iii) provide a means whereby the Company can recognize and reward significant vendors and service providers in a manner other than the payment of the cost of the goods and services provided by such Persons; and (iv) identify the interests of eligible participants with those of the Company's other shareholders through compensation that is based on the Company's common stock, and thereby promote the long-term financial success of the Company and its Affiliates.

2.   Definitions: As used herein, the following definitions shall apply:

     (A) "Administrator" means the Board of Directors of the Company and/or Committee appointed by the Board pursuant to Section 4 of the Plan.

     (B) "Affiliate" means a parent or subsidiary corporation as defined in the applicable provisions (currently Section 424(e) and (f), respectively) of the Code.

     (C) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

     (D) "Board" means the Board of Directors of the Company.

     (E) "Cause" means the following:

          (i) Any violation by Employee of any material provision of Employee's employment agreement, if any, upon written notice of same by the Company describing in detail the breach asserted and stating that it constitutes notice pursuant to this Section 2(E)(i), which breach, if capable of being cured, has not been cured to the Company's satisfaction within 30 days after such notice;

          (ii) Embezzlement by Employee of funds or property of the Company;

          (iii) Habitual absenteeism, bad faith, fraud, refusal to perform his duties, gross negligence, or willful misconduct on the part of Employee in the performance of his or her duties as an employee of the Company, provided that the Company has given written notice of such breach which notice describes in detail the breach asserted and stating that it constitutes notice

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pursuant to this Section 2(E)(iii), provided that no such notice or opportunity needs to be given if, in the judgment of the Company's Board of Directors, such conduct is habitual or would unnecessarily or unreasonably expose the Company to undue risk of harm; or

          (iv) A felonious act, conviction, or plea of nolo contendere of Employee under the laws of the United States or any state (except for any conviction or plea based on a vicarious liability theory and not the actual conduct of the Employee).

     (F) "Code" means the Internal Revenue, Code of 1986, as amended.

     (G) "Committee" means a committee appointed by the Board to administer the Plan in accordance with Section 4 hereof and to perform the functions set forth herein.

     (H) "Common Stock" means the Common Stock of the Company.

     (I) "Company" means CDKnet.com, Inc., a Delaware corporation.

     (J) "Consultant" means any Person who is engaged by the Company or any Affiliate to render consulting or advisory services or to supply equipment to the Company and is compensated for such activities or its Affiliates.

     (K) "Director" means a member of the Board of Directors of the Company.

     (L) "Disability" means, in the sole determination of the Administrator, whose determination shall be final and binding, the reasonable likelihood that the Employee will be unable to perform his or her duties and responsibilities to the Company by reason of a physical or mental disability or infirmity for either: (i) a continuous period of six months; or (ii) 270 days during any consecutive twelve- (12-) month period

     (M) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate designated by the Administrator as eligible to receive Options or Restricted Stock subject to the conditions set forth herein. For purposes hereof, "Employee" shall include individuals who have executed a written offer letter of employment with the Company. A person shall not cease to be an Employee in the case of (i) any leave approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (N) "Exchange Act" means the Securities Exchange Act of 1934, as amended,

     (O) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market or SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day before the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable,

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          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day before the day of determination; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator whose determination shall be final and binding.

     (P) "Grantee" means a person to whom Restricted Stock has been granted or sold under the Plan.

     (Q) Reserved.

     (R) "Nonqualified Stock Option" or "NQO" means an Option that is not an Incentive Stock Option.

     (S) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (T) "Option" means a stock option granted pursuant to the Plan. The grant of an Option entitles the Optionee to purchase Shares at an exercise price established by the Administrator.

     (U) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (V) "Optioned Stock" means the Common Stock subject to an Option,

     (W) "Optionee" means a person to whom an Option has been granted under the Plan.

     (X) "Person" means any natural person, or entity validly organized and existing under the laws of the United States or any State, Commonwealth, or possession thereof.

     (Y) "Parent" means a "Parent" corporation within the meaning of Section 424(e) of the Code, whether now or hereafter existing.

     (Z) "Plan" means the CDKnet.com, Inc. 2004Stock Option and Restricted Stock Plan.

     (AA) "Plan Year" shall be a calendar year.

     (BB) "Restricted Stock" means Common Stock of the Company granted or sold in accordance with the Plan; such Restricted Stock may also contain a Sale and Repurchase Agreement or similar document determined by the Administrator.

     (CC) "Section 16(b)" means Section 16(b) of the Exchange Act.

     (DD) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

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     (EE) "Subsidiary" means a "subsidiary corporation" within the meaning of
Section 424(f) of the Code, whether now or hereafter existing.

     (FF) "Ten Percent Stockholder" means an Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Affiliate.

3. Stock Subject to the Plan. Subject to Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to options and sold under the Plan is 6,000,000 Shares. If an Option expires, is canceled, is surrendered (without exercise), or otherwise becomes unexercisable for any reason, the Shares allocable to the canceled, surrendered, or otherwise terminated Option may again be the subject of Options granted hereunder (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan. Shares that are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan.

4.   Administration.

     (A) Administrator. The Plan shall be administered by the Board and/or by a duly appointed Committee of the Board having such powers as shall be specified by the Board and/or the Plan. A majority of a quorum of the Board or Committee, as the case may be, may authorize any action.

     (B) Compliance with Section 162(m) of the Code. If the Company is a "publicly held corporation" as defined in paragraph (2) of section 162(m) of the Code, as amended, and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Options which might reasonably be anticipated to "result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes" pursuant to Section 162(m).

     (C) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

          (i) To determine the Fair Market Value;

          (ii) To select Employees, Directors, and Consultants to whom (a) Options may from time to time be granted hereunder and (b) Restricted Stock Options may from time to time be granted or sold hereunder;

          (iii) To determine the terms and conditions of any Option and Restricted Stock granted hereunder. Such terms and conditions include, without limitation, the exercise price, the time when Options may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Restricted Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

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          (iv) To determine the number of shares of Common Stock to be covered by each such Option granted hereunder;

          (v) To approve forms of agreement for use under the Plan;

          (vi) To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option and Restricted Stock granted hereunder;

          (vii) To determine whether and under what circumstances an Option may be settled in cash under Section 9(e) instead of Common Stock;

          (viii) To fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies customs;

          (ix) To allow Optionees or Grantees to satisfy withholding tax obligations as contemplated by Section 11 hereof;

          (x) To construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to establish, amend, and revoke rules and regulations for the administration of the Plan, including, but without limitation, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective;

          (xi) To determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan and to determine whether a Disability has occurred or is continuing;

          (xii) To exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

          (xiii) Generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan; and

          (xiv) Any other powers and duties set forth in the Plan.

     (D) Effect of Administrator's Decision. All decisions, determinations, and interpretations of the Administrator shall be final, binding, and conclusive upon the Company and its Affiliates, the Optionees or Grantees, and all other persons having any interest therein.

     (E) Indemnification. The Administrator shall not be liable for any action, failure to act, determination, or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence, or reckless disregard of his or her duties. The Company hereby agrees to indemnify and hold harmless the Administrator for all costs and expenses and, to the extent permitted by applicable law, any liability, damages, losses, and expenses incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action, or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

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5.   Eligibility.

     (A) Nonqualified Stock Options may be granted to Employees, Directors, or Consultants. Incentive Stock Options may be granted only to Employees. Restricted Stock may be granted or sold to Employees, Directors, or Consultants.

     (B) Each Option shall be designated in the Option Agreement as a Nonqualified Stock Option.

     (C) The aggregate number of Options that may be granted to any Optionee under the Plan shall not exceed fifty percent (50%) of the aggregate number of Shares referred to in Section 3 hereof.

     (D) Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as an Employee, Director, or Consultant with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan or renewed by the Board.

7. Term of Option. The term of each Option shall be the term stated in the Option Agreement and the vesting period, if any, of any Restricted Stock shall be the term stated in the applicable Stock Restriction Agreement; provided, however, that the term shall be no more than ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder), or such shorter term as the Administrator may, subsequent to the granting of any Option, provide.

8.   Option Exercise Price and Consideration.

     (A) Exercise Price. The per-share exercise price for the Shares to be issued pursuant to exercise of an Option, and the price per Share for the Restricted Stock to be sold or granted hereunder, shall be such price as is determined by the Administrator.

     (B) Payment of Option Price. Subject to this provision, the full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement described in (ii) below, payment may be made as soon as practicable after the exercise) and the full grant price for Restricted Stock shall be paid at the time of such grant. The consideration to be paid for the Shares to be issued upon exercise of an Option or purchased as Restricted Stock, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (i) cash, by check, or cash equivalent; or (ii) consideration received by the Company under a cashless exercise program.

9.   Exercise of Option.

     (A) Procedure for Exercise, Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be

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permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

          (i) An Option shall be deemed to be exercised when the Company receives: (a) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option and (b) full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is before the date the stock certificate is issued, except as provided in
Section 12 of the Plan.

          (ii) Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Granting of Restricted Stock in any manner shall result in a decrease in the number of Shares thereafter available, for purposes of the Plan, by the number of Shares of Restricted Stock so granted.

     (B) Termination of Relationship as Employee, Director, or Consultant. If an Optionee ceases to be an Employee, Director, or Consultant, as the case may be, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. The same provisions shall be applicable with respect to a Grantee of Restricted Stock which is the subject of a repurchase right in the Company or which is the subject of a forfeiture of Shares in the event of a termination. No termination shall be deemed to occur if (i) the Optionee or Grantee is a Consultant or Director who becomes an Employee within the time specified herein; or (ii) the Optionee or Grantee is an Employee who becomes a Consultant or Director who is not also an employee, within the time specified herein. Notwithstanding anything herein to the contrary, if an Optionee or Grantee ceases to be an Employee, Director, or Consultant because of such Optionee's or Grantee's violation of his or her duties to the Company, as conclusively determined by the Administrator in its sole discretion, all of such Optionee's unexercised Options shall immediately terminate, and all of such Grantee's Shares of Restricted Stock shall be forfeited, on the termination date and he or she shall have no right to exercise any unexercised Option on or after such date.

     (C) Disability of Optionee or Grantee. If an Optionee ceases to be an Employee, Director, or Consultant as a result of Optionee's Disability, the Optionee may within six (6) months from the date of such termination (but in no event later than the expiration date of the

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term of such Option as set forth in the Option Agreement), exercise all vested
Options through such termination date. If Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. All unvested Options shall terminate. Upon the Disability of a Grantee, any Shares of Restricted Stock still subject to forfeiture shall be forfeited and terminated as of the date of termination. This clause may be waived by the Administrator in whole or in part to allow for continuing or accelerated vesting of Options or decelerated or no forfeiture of Restricted Stock.

     (D) Death of Optionee or Grantee . If an Optionee dies while an Employee, Director, or Consultant, all vested Options may be exercised at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), and all unvested Options shall be terminated. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or under the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. Upon the death of a Grantee, any Shares of Restricted Stock still subject to forfeiture shall be forfeited and terminated as of the date of termination. This clause may be waived by the Administrator in whole or in part to allow for continuing or accelerated vesting of Options or decelerated or no forfeiture of Restricted Stock.

     (E) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made. The Company shall have the right to offset against any such payment any amounts owed by Optionee to the Company.

10. Restricted Stock. The Administrator may award to an Employee, Director, or Consultant Shares, subject to this Section 10 and such other terms and conditions as the Administrator may prescribe.

     (A) Certificate Registration . Restricted Stock awarded under the Plan shall be evidenced by certificates. Each certificate for Restricted Stock shall be registered in the name of the Employee, Director, or Consultant granted Restricted Stock and deposited, together with a stock power endorsed in blank, with the Company.

     (B) Restriction Period. There shall be established for each Restricted Stock grant a restriction period of such length as shall be determined by the Administrator (the "Restriction Period"), but in no event less than thirty (30) days. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer and such other restrictions as the Administrator may impose, the Employee, Director, or Consultant shall have all the rights of a holder of Common Stock as to such Restricted Stock (including, but not limited to, voting rights and the right to receive dividends). At the expiration of the Restriction Period, the Company shall deliver to the Employee, Director, or Consultant (or in the case of death or disability, his or her legal representative) the certificates deposited pursuant to this Section 10.

     (C) Other Terms and Conditions. The Administrator may impose other terms and conditions on the granting of the Restricted Stock, including those otherwise set forth in the Plan

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and that the Grantee execute any shareholders agreement, lock up agreement, repurchase and other agreements deemed appropriate by the Administrator.

     (D) Termination of Relationship. Except as otherwise determined by the Administrator in its sole discretion, upon a termination of the relationship with the Company by the Employee, Director, or Consultant, as the case may be, for any reason during the Restriction Period, all Shares that are subject to restriction as of the date of termination shall be forfeited.

     (E) Change of Control. In the event of a Change of Control, restrictions on all Restricted Stock shall lapse as of the date six (6) months after the date of such Change of Control as determined by the Administrator.

11.  Withholding To Satisfy Tax Obligations.

     (A) Permitted Methods. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section 11. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (i) by cash payment; (ii) out of Optionee's current compensation; (iii) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (a) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (b) have a Fair Market Value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized; or (iv) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, if any, that number of Shares having a Fair Market Value equal to the amount of withholding due. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.

     (B) Procedures for Stock Withholding. All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions: (i) the election must be made on or before the applicable tax withholding date, (ii) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; (iii) all elections shall be subject to the consent or disapproval of the Administrator,
(iv) if the Optionee is an Officer, Director, or greater than Ten Percent Stockholder within the meaning of Rule 16a-2 under the Exchange Act ("Reporting Person"), the election must comply with the applicable provisions of Rule 16b3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

12. Adjustments upon Changes in Capitalization, Merger or, Certain Other Transactions.

     (A) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and class of shares of Common Stock with respect to which Options may be granted under the Plan, the number and class of Shares of Common Stock which are subject to outstanding Options granted under the Plan, and the purchase price per Share of Common Stock, if applicable, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or

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decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Any such adjustment in the Shares subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code. Adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive. If, by reason of a change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional, or different shares of stock, such new, additional, or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, before such Change in Capitalization.

     (B) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable before the effective date of such proposed action. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days before such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately before the consummation of such proposed action.

     (C) Merger or Sale of Assets. If the Company is to be consolidated with or acquired by another unrelated entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall immediately following such event, hold, in the aggregate, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, a "Change-of-Control"), then each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice and the Option shall terminate upon the expiration of such period. For purposes of this paragraph, the Option shall be considered assumed if, following the Change of Control, the Option confers the right to purchase for each Share of Optioned Stock subject to the Option immediately before the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per-share consideration received by holders of Common Stock in the merger or sale of assets.

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     (D)  Certain Distributions. In the event of any distribution to the
Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

13. Non-Transferability of Options and Restricted Stock. Except as otherwise provided in this Section, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised or purchased during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, the Administrator may, in its discretion and consistent with applicable laws, authorize all or a portion of the Options and/or Restricted Stock to be granted to an Optionee to be transferred by such Optionee to (i) the spouse, children, or grandchildren of such Optionee ("Immediate Family Members"), (ii) a trust of trusts for the benefit of an Immediate Family Member, or (iii) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided, that (x) there is no consideration for such transfer, (y) the Option Agreement expressly provides for the transfer of the Options in accordance with this Section, and (z) subsequent transfers of such Options are prohibited except by or in accordance with the laws of descent or distribution.

14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee, Director, or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

15.  Amendment and Termination of the Plan.

     (A) Amendment and Termination. The Board or the Administrator may at any time amend, alter, suspend, or terminate the Plan.

     (B) Shareholder Approval. To the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     (C) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan before the date of such termination.

16.  Conditions Upon Issuance of Shares.

     (A) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange.

     (B) Investment Representation. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant to the Company in writing at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and will not be sold or transferred other than pursuant to an effective registration thereof under the Exchange Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately legended to reflect their status as restricted securities.

     (C) Settlement of Award. Shares delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions, and contingencies as the Administrator may establish in the Agreement. The Administrator, in its discretion, may impose such conditions, restrictions, and contingencies with respect to Shares acquired pursuant to the exercise of an Option that the Administrator determines to be desirable.

17.  Regulations and Other Approvals: Governing Law.

     (A) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey, and all actions brought to interpret or enforce this Agreement shall be brought in a forum in New Jersey solely at the discretion of the Administrator.

     (B) The obligation of the Company to sell or deliver Shares with respect to Options and Restricted Stock granted under the Plan shall be subject to all Applicable Laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

     (C) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     (D) The Administrator may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Agreements. Options and Restricted Stock shall be evidenced by written agreements in such form as the Administrator shall approve from time to time. A form of agreement to (a) grant Options is set forth on Exhibit A hereto and (b) grant or sell Restricted Stock is set forth on Exhibit B attached hereto, although the Administrator may make appropriate changes to the form based on and to reflect the terms and conditions of the grant of Option or Restricted Stock.

                                    EXHIBIT A
                                    ---------

                          STOCK OPTION GRANT AGREEMENT

                                    UNDER THE

                     CDKNET.COM, INC. 2004 STOCK OPTION PLAN

     This Grant Agreement (the "Agreement") is entered into by and between CDKnet.com, Inc., a Delaware corporation (the "Company"), and the individual (the "Optionee") specified on the Notice of Grant of Stock Options attached hereto and incorporated by reference herein (the "Notice of Grant of Stock Options"), effective as of ________, 20__ (the "Grant Date").

     1. Grant of Option. The Company hereby grants to the Optionee, pursuant to the CDKnet.com, Inc. 2004 Stock Option and Restricted Stock Plan (the "Plan"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant attached hereto as Exhibit 1, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan (Effect of Amendment or Termination), in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

          (a) This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code and shall be treated as a Nonqualified Stock Option ("NQO"). The Notice of Grant of Stock Options sets forth the following terms of the Option: (i) the Optionee, (ii) the number of shares of Stock subject to the Option, (iii) the Strike Price per share, and
(iv) the date as of which the Option shall expire (the "Expiration Date"), at 5:00 p.m. Eastern Time, unless fully exercised or earlier terminated. The information provided on the Notice of Grant of Stock Options is in all respects subject to the terms of this Agreement.

     2. Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan. Except where the context otherwise requires, the term "Company" shall mean CDKnet.com, Inc., a Delaware corporation.

     3. Exercise of Option.

          (a) Right to Exercise. Except as otherwise provided in this Agreement, this Option may be exercised as to its vested portion at any time and from time to time, in whole or in part, on or before the Expiration Date or earlier termination of the Option by executing the exercise notice in the form of
Exhibit 2. To the extent not exercised, vested shares shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the Expiration Date or other termination of the Option. In the event of the Optionee's death, disability, or other termination of employment, the exercisability is governed by Section 4 below.

          (b) Vesting. Unless the Option has earlier terminated, Optionee shall vest in accordance with the vesting schedule set forth in the Notice of Grant.

          (c) Exercise Procedure. Subject to the conditions set forth in this Agreement, including without limitation the execution of a Stock Restriction Agreement as required by Section 3(e) hereof, this Option shall be exercised by delivery of written notice of exercise on any business day to the Corporate Secretary of the Company in such form as the Administrator may require from time to time. Such notice shall specify the number of shares in respect of which the Option is being exercised and shall be accompanied by full payment of the Strike Price for such shares in accordance with Section 3(d) of this Agreement. The exercise shall be effective upon receipt by the Corporate Secretary of the Company of such written notice accompanied by the required payment. The Option may be exercised only in multiples of whole vested shares and may not be exercised at any one time as to fewer than one hundred (100) shares (or such lesser number of shares as to which the Option is then exercisable). No fractional shares shall be issued pursuant to this Option.

          (d) Method of Payment. Payment of the Strike Price shall be by any of the following, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

              i. By delivery of cash, certified or cashier's check, or money order;

              ii. By any other method approved by the Administrator.

     Subject to such limitations as the Administrator may determine, at any time during which the Stock is publicly traded on a national securities exchange or NASDAQ, the Strike Price shall be deemed to be paid, in whole or in part, if the Optionee delivers a properly executed exercise notice, together with irrevocable instructions: (A) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Strike Price and any withholding tax obligations that may arise in connection with the exercise, and (B) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

          (e) Issuance of Shares upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Company shall issue to the Optionee, or such other person exercising the Option, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable stock and shall deliver certificates therefor as soon as practicable thereafter. The stock certificates for any shares of Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares, and if such shares are subject to a Stock Restriction Agreement pursuant to Section 3(e) hereof, shall bear a legend referencing the Stock Restriction Agreement.

     4.   Termination of Employment.

          (a) Exercise Period Following Termination of Employment. Unless the Option has earlier terminated, if the Optionee's employment with the Company is terminated, other than as a result of the causes set forth in clauses (b), (c) or (d) below: (i) this Option shall terminate immediately upon such termination of employment to the extent of any unvested shares, and all unvested shares shall be forfeited, and (ii) this Option shall be exercisable during the 30-day period following such termination of employment with respect to any vested shares, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of the applicable exercise period noted above in this Section 4(a).

          (b) Permanent Disability of Optionee. Notwithstanding the provisions of Section 4(a) above, if the Optionee's employment with the Company terminates as a result of his Permanent

Disability (as defined herein), (i) this Option shall terminate immediately upon such termination of employment to the extent of any unvested shares, and all unvested shares shall be forfeited, and (ii) this Option shall be exercisable during the six-month period following such termination of employment with respect to any vested shares, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such six-month period. "Permanent Disability" shall have the meaning set forth in Optionee's existing Employment Agreement with the Company. If no such Employment Agreement is in effect, then such term shall have the same meaning as set forth in the last existing employment agreement between Optionee and the Company or otherwise in accordance with the definition set forth in the Plan.

          (c) Death of Optionee. If the Optionee dies before the Expiration Date or other termination of the Option, (i) this Option shall terminate immediately upon the Optionee's death to the extent of any unvested shares, and all unvested shares shall be forfeited, and (ii) this Option shall be exercisable during the six-month period following the date of death of the Optionee with respect to any vested shares, but in no event after the Expiration Date, by the Optionee's executor, personal representative, or the person(s) to whom this Option is transferred by will or the laws of descent and distribution. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such six-month period.

          (d) Discharge for Cause. Notwithstanding anything to the contrary herein, this Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, immediately upon the Optionee's discharge of employment for Cause. For purposes of this Section, the term "Cause" shall have the meaning set forth in existing Employment Agreement with the Company. If no such Employment Agreement is in effect, then such term shall have the same meaning as set forth in the last existing employment agreement between Optionee and the Company or as set forth in the Plan.

     5.   Adjustments and Business Combinations.

          (a) Adjustments for Events Affecting Stock. In the event of changes in the Stock of the Company by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the number, kind, and price of shares covered by this Option, and shall, in its discretion and without the consent of the Optionee, make any other adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Stock or other securities of the Company or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

          (b) Pooling of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make any modifications to the Option, including but not limited to cancellation, forfeiture, surrender, or other termination of the Option in whole or in part regardless of the vested status of the Option, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

          (c) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option or the Plan.

          (d) Binding Nature of Adjustments. Adjustments under this Section 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding, and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.

     6. Confidential Information. In consideration of the Option granted to the Optionee pursuant to this Agreement, the Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Optionee as a result of the Optionee's employment by the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company, or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Optionee's employment. The provisions of this Section 6 shall not narrow or otherwise limit the obligations and responsibilities of the Optionee set forth in any agreement of similar import entered into between the Optionee and the Company.

     7. Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall alter the at-will or other employment, consultant, or director status of the Optionee, nor be construed as a contract of employment between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, the Company, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice.

     8. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him or her upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is before the date such certificate or certificates are issued.

     9. Nonstatutory Nature of the Option. The Optionee acknowledges that, upon exercise of this Option, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the shares over the Strike Price and must comply with the provisions of Section 10 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

     10. Withholding of Taxes. At the time the NSO Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state, and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option. If the Optionee does not make such payment when requested, the Company may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made. The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

     11. The Company's Rights. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred, or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     12. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person.

     13. Nontransferability of Option. This Option is nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee, the Option may be exercised only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee's guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated, or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process.

     14. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

     15. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the stock option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made before the execution of this Agreement with respect to the stock option granted hereunder shall be void and ineffective for all purposes.

     16. Amendment. This Agreement may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

     17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, other than the conflict of laws principles thereof. All actions to enforce or interpret this Agreement shall be brought in an exclusive forum in New Jersey determined by the Administrator.

     19. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


                                            CDKNET.COM, INC.

                                            By: ________________________

                                                 ______, President



The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.


WITNESS:                                    OPTIONEE:

----------------------------                ----------------------------

                                            Date: As of _________, 200__

                                    EXHIBIT 1
                                    ---------
                        NOTICE OF GRANT OF STOCK OPTIONS
                        --------------------------------





OPTIONEE:                                _____________________

GRANT DATE:                              ______________, 200__

NUMBER OF SHARES SUBJECT

TO THE OPTION:                           _____________ (NSOS)



STRIKE PRICE PER SHARE:                  $___

VESTING:                                 ____________________

                                         ____________________

EXPIRATION DATE:                         ____________________

                                    EXHIBIT 2
                                    ---------
                           FORM OF NOTICE OF EXERCISE
                           --------------------------


Administrator of 2004 Stock Option and Restricted Stock Plan
c/o Office of the Corporate Secretary
CDKnet.com, Inc.
_______________________

_______________________

Gentlemen:

     I hereby exercise the Stock Option granted to me on ____________________, 200__, by CDKnet.com, Inc. (the "Company"), subject to all the terms and provisions thereof and of the CDKnet.com, Inc. 20__ Stock Option and Restricted Stock Plan (the "Plan"), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $___________ per share pursuant to the exercise of said Option. This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Option (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the "Shares"), unless such exercise occurs after a registration statement is filed and effective, as follows:

          (a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

          (b) The Shares are being issued without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon one or more exemptions contained in the Act, and such reliance is based in part on the above representation.

          (c) The certificates for the Shares to be issued to me will bear a legend substantially as follows:

          "The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

          "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the Company and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection at the office of the Company upon appropriate request and without charge."

Appropriate stop transfer instructions will be issued by the issuer to its transfer agent.

          (d) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. As a condition to any transfer of the shares, I understand that the issuer will require an opinion of counsel satisfactory to the issuer to the effect that such transfer does not require registration under the Act or any state securities law.

          (e) The issuer is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A or Regulation D under the Act for my benefit.

          I am a party to a Stock Restriction Agreement with the Issuer, pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto.

Total Amount Enclosed: $__________

Date:________________________               ____________________________________
                                            (Optionee)

                                            CDKnet.com, Inc.

                                            By: ________________________________

                                            _________ President

                                    EXHIBIT B
                                    ---------
                       FORM OF STOCK RESTRICTION AGREEMENT
                       -----------------------------------

This Stock Subscription, Restriction, and Repurchase Agreement (the "Agreement") is made as of this ____ day of __________, 200___ by and between CDKnet.com, Inc., a Delaware corporation (the "Company"), and ______________ ("Stockholder", which term includes his heirs, executors, guardians, success and assigns).

     The Stockholder desires to purchase shares of Common Stock of the Company and the Company desires to sell shares of the Company's common stock, no par value (the "Common Stock") to the Stockholder on the terms and subject to the conditions set forth in this Agreement.

     The parties therefore agree as follows:

I.   PURCHASE AND SALE OF STOCK.

     1.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company shall sell to Stockholder, and Stockholder shall purchase from the Company, ________________ (______) shares of Common Stock ("Purchased Shares") at a price of $______ per share for an aggregate purchase price of $________ ("Purchase Price").

     1.2. Payment. Concurrently with the delivery of this Agreement to the Secretary of the Company, the Stockholder shall pay the Purchase Price by delivering to the Company at the time of execution of this Agreement, at the Company's election, either: (a) a check or cash in the amount of the Purchase Price; (b) an executed non-negotiable promissory note to the Company in the principal amount of the Purchase Price, payable as follows: (x) interest only on December 31 of each year at the annual interest rate of __% and (y) a balloon payment of principal and interest _____ years from the date hereof accelerated upon the closing of a transaction resulting in a Change of Control; No-Cash Exercise in the manner described in the Option Agreement; or (d) such other manner of payment as shall be determined by the Administrator. The Stockholder shall deliver whatever additional documents may be required by the Company, including the Assignment Separate from Certificate attached hereto a Exhibit A.

II. SECTION 83(B) ELECTION. Stockholder understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the "Code") taxes as ordinary income the difference between the amount paid for the Purchased Shares and the fair market value of the Purchased Shares the earlier of (x) the date such shares become freely transferable (as defined by the relevant provisions of Code
Section 83) or (y) the date the shares become substantially vested. In this context, the Purchased Shares become "substantially vested" as determined by the rights, or lack of rights, of the Company to buy back the Purchased Shares under the vesting or repurchase schedule set forth in Section IV of this Agreement. Stockholder understands that he may elect to be taxed at the time the Purchased Shares are acquired rather than when and as such Purchased Shares vest or are no longer subject to repurchase by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Purchased Shares equals the amount paid (and thus no tax is payable), the election may be made to eliminate ordinary compensation income tax consequences in the future. Stockholder understands that failure to make this filing within the thirty- (30-) day period will result in the recognition of ordinary income by the Stockholder as vesting or the lapse of repurchase rights occurs, determined with reference to the value of the Purchased Shares as of the date of vesting (i.e. the date the Company's repurchase rights lapse). STOCKHOLDER

ACKNOWLEDGES THAT IT IS STOCKHOLDER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF STOCKHOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

III. TRANSFER RESTRICTIONS.

     3.1. Restriction on Transfer. Stockholder shall not transfer, assign, pledge, encumber, or otherwise dispose of any of the Purchased Shares which are subject to the Company's rights under Article IV. Such restrictions on transfer set forth in Article V, however, shall not be applicable to (i) a gratuitous transfer of the Purchased Shares made to the Stockholder's spouse, parents, siblings, or issue, including adopted children, or to a trust for the exclusive benefit of the Stockholder or the Stockholder's spouse, parents, siblings, or issue, including adopted children, or (ii) a transfer of title to the Purchased Shares effected pursuant to the Stockholder's will or the laws of intestate succession.

     3.2. Transferee Obligations. Each person (other than the Company) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in Section 3.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Company's repurchase and first refusal rights granted hereunder and the market standoff obligations set forth in Article VIII, to the same extent such shares would be so subject if retained by the Stockholder.

     3.3. Definition of Owner. For purposes of Articles IV and V of this Agreement, the term "Owner", "Sell", "Stockholder" and terms of similar import shall include the Stockholder and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Stockholder in accordance with Section 3.1.

IV.  REPURCHASE RIGHT.

     4.1. Grant. The Company is hereby granted the right (the "Repurchase Right") exercisable at any time during the one hundred eighty- (180-) day period following the date Stockholder ceases to be a Service Provider (as defined herein) to the Company before the date which there are no Unvested Shares for any reason, to repurchase, at the price originally paid by the Stockholder for the shares (the "Purchase Price") all or any portion of the Purchased Shares in which the Stockholder has not acquired a vested interest in accordance with the vesting provisions of Section 4.3 (such shares to be hereinafter called the "Unvested Shares"). The Repurchase Right applies to the Unvested Shares regardless of whether the Stockholder owns such Shares or they have been transferred to anyone else. For purposes of this Agreement, the Stockholder shall be deemed to be a Service Provider to the Company for so long as the Stockholder renders periodic services to the Company or one or more of its parent or subsidiary corporations as either an employee, a non-employee member of the Board of Directors, or an independent non-employee consultant as determined by and in the sole discretion of the Board of Directors of the Company. The one hundred eighty- (180-) day period during which the Company's Repurchase Right must be exercised under this Section 4.1 shall be suspended during any period the Stockholder is on an approved leave of absence. Should the Stockholder fail to return to full-time employment with the Company before the expiration date of the approved leave, then the Company shall have a period of one hundred eighty (180) days following such expiration date in which to exercise the Repurchase Right with respect to any or all Purchased Shares which were Unvested Shares at the time the approved leave commences.

     4.2. Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares before the expiration of the applicable one hundred eighty- (180-) day period specified in Section 4.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. The Company shall pay to Owner in cash or cash equivalents (including the cancellation of any purchase money indebtedness) an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased.

     4.3. Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 4.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable and shall be null and void, with respect to any and all Purchased Shares in which the Stockholder vests in accordance with the schedule below. Accordingly, the Stockholder shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to and be null and void with respect to, the Purchased Shares in accordance with the following provisions:

          (i) The Stockholder shall immediately acquire a vested interest in, and the Repurchase Right shall lapse and be null and void with respect to, _________ percent (__%) of the Purchased Shares.

          (ii) From and after __________, 200__, the Stockholder shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, an additional ___% of the Purchased Shares (for a total vested interest, and lapsing of the Repurchase Right in and to __% of the Purchased Shares), but in no event shall there be counted or include in such computation any period of time occurring after the date the Stockholder ceases to be a Service Provider to the Company if he is terminated for Cause or if he voluntarily quits without Good Reason.

          (iii)From and after _______, 200__, the Stockholder shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, an additional ___% of the Purchased Shares (for a total vested interest, and lapsing of the Repurchase Right in and to ___% of the Purchased Shares), but in no event shall there be counted or include in such computation any period of time occurring after the date the Stockholder ceases to be a Service Provider to the Company if he is terminated for Cause or if he voluntarily quits without Good Reason.

          (iv) From and after ____________, 200__, the Stockholder shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, an additional ___% of the Purchased Shares (for a total vested interest, and lapsing of the Repurchase Right in and to 100% of the Purchased Shares).

          (v) Accordingly, the Repurchase Right shall lapse in its entirety, and cease to be exercisable to any extent whatsoever, upon the expiration of the three- (3-) year period ending ___________, 200__, provided Stockholder continues to be a Service Provider to the Company throughout such period and is not terminated for Cause or does not voluntarily quit without Good Reason. All Purchased Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the right of first refusal and take-along rights of the Company and its assignees under Article V; (ii) the market standoff provisions of Section 7.1; and (iii) the repurchase provisions of Article VIII.

     4.4. Fractional Shares. No fractional shares shall be repurchased by the Company. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of Section 4.3) at the time the Stockholder ceases to be a Service Provider to the Company, then such fractional share shall be added to any fractional share in which the Stockholder is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

     4.5. Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization, or other transaction affecting the Company's outstanding Common Stock as a class without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than an as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares for all purposes relating to the Repurchase Right, and any property or money (other than regular cash dividends) distributed with respect to the Purchased Shares covered by the Repurchase Right shall be delivered to the Company (or its successor) to be held in escrow under
Article VI. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Repurchase Right to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate purchase price shall remain substantially the same.

     4.6. Special Termination of Repurchase Right. Notwithstanding anything contained in this Agreement to the contrary, the Repurchase Right shall be terminated, fully lapsed, null and void, and all Shares shall be Vested Shares, upon the first to occur of a Change in Control, the Stockholder's termination by the Company for Good Reason, or the Stockholder's termination by the Company without Cause.

          (a) A "Change of Control" shall be:

              (i) A merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated;

              (ii) The sale, transfer, or other disposition of all or substantially all of assets of the Company; or

              (iii)Any other corporate reorganization or business combination in which fifty percent (50%) or more of the outstanding voting stock of the Company is transferred to different holders in a single transaction of the Company or a series of related transactions, then the Repurchase Right shall lapse and all Shares have become 100% vested and there shall be no more Unvested Shares.

          (b) "Good Reason" shall mean the term as defined in Stockholder's Employment Agreement and, if no such written agreement is then in effect, then any one or more of the following actions taken by the Company without the written consent of the Stockholder as reasonably determined by the Company: (i) the assignment to the Stockholder of any duties, or any limitation of the Stockholder's responsibilities, that is a substantial reduction of the Stockholder's positions, duties, responsibilities, and status with the Company immediately before the date of the Change of Control; (ii) the relocation of the principal place of the Stockholder's employment to a location that is more than twenty (20) miles from the Stockholder's principal place of employment immediately before the date of the Change of Control, or the imposition of travel requirements substantially more demanding of the Stockholder than such travel requirements existing immediately before the date of the Change of Control; (iii) any failure by the Company to pay, or any reduction by the Company of: (1) the Stockholder's base salary in effect immediately before the date of the Change of Control, or (2) the Stockholder's target bonus compensation, if any, in effect immediately before the date of the Change of Control (subject to applicable performance requirements, that may be established by the Company, with respect to the actual amount of bonus compensation earned by the Stockholder) unless reductions comparable in target percentage (of annual base salary) are concurrently made for all other employees of the Company with responsibilities, organizational level, and title comparable to the Stockholder's); or (iv) any failure by the Company to continue to provide the Stockholder with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Company then held by the Stockholder, in any benefit or compensation plans and programs, including, but not limited to, the Company's life, disability, health, dental, medical, savings, profit sharing, stock purchase, and retirement plans, if any, in which the Stockholder was participating immediately before the date of the Change of Control, or their equivalent.

          (c) "Cause" shall mean the term as defined in Stockholder's Employment Agreement and if no written agreement is in existence, then with respect to the termination of Stockholder's employment by the Company, shall mean (i) the conviction (or a plea of nolo contendere plea in lieu thereof) by Stockholder of an act of fraud, embezzlement, or willful breach of a fiduciary duty to the Company (including the unauthorized disclosure of confidential or proprietary material information of the Company); (ii) the willful commission by Stockholder of a material breach of any covenant, provision, term, or condition contained in this Agreement; (iii) any criminal liability of the Company substantially caused by the conduct of the Stockholder; or (iv) any habitual absenteeism, gross negligence, bad faith, or willful misconduct by Stockholder in the performance of his duties which such conduct results in a material detriment to the Company. Cause shall be determined by the Company, which determination shall be final and binding on the Stockholder. The Company shall provide Employee with thirty (30) days' prior written notice and opportunity to cure any alleged act of Cause under clause (ii) or (iv), unless in the Company's reasonable judgment, such notice and opportunity to cure would subject the Company to considerable legal or monetary exposure or risk.

     4.7. Restrictive Legend. Until the Stockholder's interest in the Purchased Shares vests in accordance with the provisions of Section 4.3, each certificate representing Unvested Shares shall bear the following restrictive legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE BY THE COMPANY PURSUANT TO THE PROVISIONS OF THE STOCK SUBSCRIPTION, RESTRICTION, AND REPURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SECURITIES (OR HIS OR HER PREDECESSOR IN INTEREST). SUCH AGREEMENT GRANTS CERTAIN REPURCHASE RIGHTS TO THE COMPANY IF THE REGISTERED HOLDER (OR HIS OR HER PREDECESSOR IN INTEREST) CEASES TO PROVIDE SERVICES TO THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

V.   ESCROW.

     5.1. Deposit. Upon issuance, the certificates for the Purchased Shares shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this Article V. Each deposited certificate shall be accompanied by an Assignment Separate from Certificate properly endorsed by the Owner of the Purchased Shares. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 5.4.

     5.2. Rights of Stockholder. Subject to the terms hereof, Stockholder shall have all the rights of a stockholder with respect to the Purchased Shares while such Shares are held in escrow and subject to the Repurchase Right, including without limitation the right to vote the Purchased Shares and receive any dividends declared thereon.

     5.3. Recapitalization. All regular cash dividends on the Purchased Shares (or other securities) shall be paid directly to the Owner and shall not be held in escrow. However, if any stock dividend, stock split, recapitalization or other transaction affecting the Company's outstanding securities is effected without receipt of consideration, then any new, substituted, or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the provisions of Sections 4.5 and 4.6, the Company's first refusal, and escrow rights under Articles V and VI, but only to the extent the Purchased Shares are at the time covered by such rights.

     5.4. Release/Surrender. The Purchased Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

          (i) Should the Company (or its assignees) elect to exercise the Repurchase Right under Article IV with respect to any Unvested Shares, then the escrowed stock certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be canceled concurrently with the payment to the Owner, in cash or cash equivalents (including the cancellation of any purchase money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares along with a stock certificate representing any Vested Shares previously held in Escrow, if any. The Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

          (ii) As the interest of the Stockholder in the Purchased Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Article V, the stock certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

              1. Releases of vested shares shall occur 30 days after vesting.

              2. Upon the Stockholder's cessation of Service Provider status, any escrowed Purchased Shares (or other assets or securities) in which the Stockholder is at the time vested shall be promptly released from escrow to the Stockholder.

              3. Upon any earlier termination of the Company's Repurchase Right in accordance with the applicable provisions of Article IV, the Purchased Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as they become fully vested.

          (iii)Notwithstanding the other provisions of this Article V, no Purchased Shares shall be released for which there remains an unpaid principal balance on any Note used to purchase such shares, except, however, as specifically provided in a stock pledge agreement securing such obligations.

VI.  GENERAL PROVISIONS.

     6.1. Assignment. The Company may assign its rights under Article V and/or
Article VIII to any person or entity selected by the Company's Board of Directors including (without limitation) one or more stockholders of the Company.

     6.2. Definitions. For purposes of this Agreement, the following provisions shall apply in determining the parent and subsidiary corporations of the
Company:

          (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     6.3. No Employment or Service Contract. Nothing in this Agreement shall confer upon the Stockholder any right to continue in the service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Stockholder) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Stockholder) or the Stockholder, which rights are hereby expressly reserved by each, to terminate the Service Provider status at any time for any reason whatsoever, with or without cause, except as otherwise provided in any written Employment Agreement with Stockholder.

     6.4. Notices. Any notice required in connection with (i) the Company's rights under Articles IV, V or VIII or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this Section 8.4 to all other parties to this Agreement.

     6.5. No Waiver. The failure of the Company (or its assignees) in any instance to exercise the rights granted under Article IV through VIII shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Stockholder. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     6.6. Cancellation of Shares. If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required as required by this Agreement.

VII. MISCELLANEOUS PROVISIONS.

     7.1 Stockholder Undertaking. Stockholder hereby agrees to take additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Stockholder or the Purchased Shares pursuant to the express provisions of this Agreement.

     7.2 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof and supersedes any prior understandings whether written or oral regarding the same.

     7.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, as such laws are applied to contracts entered into and performed in such State, without regard to conflicts-of-law principles. The Company shall have the right to choose the exclusive forum to interpret or enforce this Agreement provided that forum shall be within the State of New Jersey.

     7.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Stockholder and the Stockholder's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     7.6 Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

     7.7 Power of Attorney. Stockholder's spouse hereby appoints Stockholder his or her true and lawful attorney in fact, for him or her and in his or her name, place, and stead and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Stockholder's spouse further gives and grants unto Stockholder as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Stockholder shall lawfully do and cause to be done by virtue of this power of attorney.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                            CDKNET.COM, INC.

                                            By: ________________________

                                            Its: _____ President

                                            ____________________________

                                            ____________________________

                                            Address:____________________

                                            ____________________________

                                    EXHIBIT A
                                    ---------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE
                      ------------------------------------

     FOR VALUE RECEIVED, I , __________________, hereby sell, assign, and transfer unto CDKnet.com, Inc. ______ shares of ______________________,Inc. (the "Company"), standing in my name on the books of said corporation represented by Certificate No. ______ herewith and do hereby irrevocably constitute and appoint the Company to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.


      Dated: ________ ____, 200__

                                              Signature:


                                              ------------------------------

















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